Exhibit 23.1


                       INDEPENDENT AUDITORS' CONSENT
                       -----------------------------

We consent to the incorporation by reference in each of the nine Registration Statements on Form S-8 (No. 33-54391, No. 33-52723, No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-
01061 and No. 333-03385) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-01307) of Mattel, Inc.
of our report dated February 4, 1997 (except for note 15, as to which the date is March 27, 1997) on the consolidated financial statements of Tyco Toys, Inc. and subsidiaries which appears in this Current Report on Form 8-K.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Philadelphia, Pennsylvania

July 28, 1997

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